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                                                                            23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this registration statement on Form S-1 (File No. 333-75523) of our report dated March 26, 1999, except for Note 13 as to which the date is March 30, 1999, relating to the consolidated financial statements of MyPoints.com, Inc. (formerly Intellipost Corporation), which appear in such registration statement. We also consent to the references to us under the captions "Experts" and "Selected Financial Data" in such registration statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, California
July 28, 1999